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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A1

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): July 19, 1996



                          AMERICAN HOMEPATIENT, INC.
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             (Exact name of Registrant as specified in its charter)


     Delaware                      0-19532                      62-1474680
- -------------------        ------------------------       ---------------------
    (State or              (Commission File Number)              (Employer
 other jurisdiction                                       Identification Number)
 of incorporation)


        5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018
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                   (Address of principal executive offices)


                                (615) 221-8884
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changed since last report)



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        The Registrant is filing this amendment to a Form 8-K filed on July 31,
1996 to correct a typographical error appearing in Item 2.

ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS.

        The Registrant reports the following acquisition to inform its security holders:

        Pursuant to a Plan and Agreement of Merger dated June 28, 1996, the Registrant acquired the operations of Miller Medical Service, Inc. and its subsidiary, Mid-Prairie, Inc., both Iowa corporations, which operate a respiratory therapy, rehabilitation equipment and durable medical equipment supply business in sixteen locations throughout Iowa, Wisconsin, Minnesota and Nebraska. The acquisition was accomplished by merger of Miller Medical Service, Inc. into Registrant's wholly owned subsidiary, American HomePatient of Iowa, Inc. The terms of the merger were the result of arm's-length negotiations with shareholders of Miller Medical Service, Inc.

        The purchase price was approximately $21,868,231.23, payable $10,260,271.23 in cash and approximately $11,607,960.00 in the Registrant's common stock. The cash portion of the purchase price was funded through drawing on the Company's line of credit with a syndicate of banks headed by Bankers Trust Company.

        Closing of the merger occurred on July 19, 1996. The Registrant intends to continue the acquired operations through its subsidiary.





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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    AMERICAN HOMEPATIENT, INC.


                                    By:  /s/  Edward K. Wissing
                                         ----------------------------
                                              President and
                                              Chief Executive Officer



Date:  August 8, 1996




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